UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 21, 2015, Pernix Therapeutics Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo, National Association, as Administrative Agent and the lenders party thereto for a $50 million, three-year senior secured revolving credit facility (the “Credit Facility”), which may be increased by an additional $20 million in the lenders’ discretion (the “Credit Facility”).

The Company’s obligations under the Credit Facility are secured by, among other things, the Company’s and certain subsidiaries’ inventory and accounts, and are guaranteed by certain of the Company’s subsidiaries. Availability of borrowings under the Credit Facility from time to time is subject to a borrowing base calculation based upon a valuation of the Company’s eligible inventories and eligible accounts receivable, each multiplied by an applicable advance rate. Borrowings under the Credit Facility will bear interest at the rate of LIBOR plus 1.5% to LIBOR plus 2.0%. The applicable interest rate margin percentage will be determined by the average daily availability of borrowings under the Credit Facility. In addition, the Company is required to pay a commitment fee on the undrawn commitments under the Credit Facility from time to time at an applicable rate of 0.25% per annum according to the average daily balance of borrowings under the Credit Facility during any month. The Credit Facility contains representations and warranties, affirmative, restrictive and financial covenants, and events of default (applicable to the Company and certain of its subsidiaries) which are customary for credit facilities of this type.

A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 1.02. Termination of a Material Definitive Agreement

             On August 21, 2015, the Company terminated that certain Amended and Restated Credit Agreement, dated as of May 8, 2013, as amended, by and among MidCap Funding IV, LLC, and certain subsidiaries of the Company and repaid all outstanding loans thereunder (the “MidCap Facility”). The MidCap Facility provided for a $20 million revolving loan commitment and a $20 million uncommitted accordion feature. The obligations under the MidCap Facility were secured by a first priority security interest in the Company’s accounts, inventory, deposit accounts, securities accounts, securities entitlements, permits and cash and bore interest at a rate equal to the sum of the LIBOR (with a floor of 1.5%) plus an applicable margin of 7.50% per annum.  The Credit Facility replaced the MidCap Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Credit Facility is hereby incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On August 24, 2015, the Company issued a press release announcing it had entered into the Credit Facility. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

10.1
Credit Agreement by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders that are parties thereto, as Lenders and Pernix Therapeutics Holdings, Inc., Pernix Therapeutics, LLC, Pernix Sleep, Inc.,  Cypress Pharmaceuticals, Inc., Macoven Pharmaceuticals, Inc., Gaine, Inc., Repicopea Inc. and Macoven Pharmaceuticals, L.L.C., as Borrowers.dated as of August 21, 2015.

99.1	Press release by Pernix Therapeutics Holdings, Inc. dated August 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: August 28, 2015	By:	/s/ Sanjay Patel
Sanjay Patel
Chief Financial Officer